UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2017 (June 23, 2017)

ENVISION HEALTHCARE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37955	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1A Burton Hills Boulevard
Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Tranche C Incremental Borrowing

On June 23, 2017, Envision Healthcare Corporation (the “Company”) incurred incremental term loan borrowings in an aggregate principal amount of $500 million, maturing on December 1, 2023 (the “Supplemental Tranche C Term Loans”). The Company will use these borrowings to fund acquisitions, to repay amounts outstanding under its asset-based revolving credit facility, and to pay fees and expenses related to the financing. The Supplemental Tranche C Term Loans were borrowed pursuant to the Increase Supplement, dated as of June 23, 2017 (the “Increase Supplement”), by and among the Company, the increasing lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and each of the other parties thereto, which supplements the Company’s existing Amended and Restated Credit Agreement, dated as of December 1, 2016, among the Company, the banks, financial intuitions and lenders from time to time party thereto, and JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as administrative agent and collateral agent (the “Term Loan Facility”).

The Increase Supplement increased the Supplemental Tranche C Term Loan commitments under the Term Loan Facility from $0 to $500 million. JPMorgan Chase acted as the sole lead arranger and sole bookrunner for the Supplemental Tranche C Term Loans. The Supplemental Tranche C Term Loans bear interest at the same rate and have the same terms as the Company’s Tranche C Term Loans maturing on December 1, 2023 that were outstanding under the Term Loan Facility prior to the effectiveness of the Increase Supplement.

The foregoing description of the Increase Supplement does not purport to be a complete description and is qualified in its entirety by reference to the full text thereof, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1
Increase Supplement, dated as of June 23, 2017, by and among the Company, the increasing lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and each of the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Envision Healthcare Corporation

By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Executive Vice President and Chief Financial Officer
(Principal Financial and Duly Authorized Officer)

Date:    June 27, 2017

Exhibit Index

Exhibit No.	Description of Exhibit
10.1
Increase Supplement, dated as of June 23, 2017, by and among the Company, the increasing lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and each of the other parties thereto.